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                                                                   Exhibit 3(ii)


           Amendment to By-Laws of Allin Communications Corporation


     Section 2.9. Nominations of Directors. Nominations of candidates for election as directors at any annual meeting of stockholders may be made (i) by, or at the direction of, a majority of the Board of Directors or (ii) by any stockholder of record entitled to vote at such annual meeting. Only persons nominated in accordance with procedures set forth in this Section 2.9 shall be eligible for election as a director at an annual meeting.

     Nominations, other than those made by, or at the direction of, a majority of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 2.9. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than ninety (90) days in advance of the anniversary date of the immediately preceding annual meeting. Such stockholder's notice shall be set forth (i) as to each person whom the stockholder proposes to nominate as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation's equity securities which are Beneficially Owned (as defined below) by such person on the date of such stockholder notice and (d) and any other information relating to such person that would be required to be disclosed pursuant to Regulation 13D under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the acquisition of shares, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by items 4(b) and 6 of Schedule A of Regulation 14A and information which would be required to be filed on Schedule B of Regulation 14A with the Securities and Exchange Commission (as such Items and Schedules are in effect on the date hereof and such additional information as may required by those provisions or successor provisions adopted after the date thereof): and (ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholder who is a record or Beneficial Owner of any equity securities of the corporation and who is known by such stockholder to be supporting such nominee(s) and (b) the class and number of shares of the Corporation's equity securities which are Beneficially Owned and owned of record by such stockholder on the date of such stockholder notice and the number of shares of the Corporation's equity securities Beneficially Owned and owned of record by any Person known by such stockholder to be supporting such nominee(s) on the date of such stockholder notice. At the request of a majority of the Board of Directors any person nominated by, or at the direction of, the Board of Directors for election as a director at an annual meeting shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with procedures set forth in this
Section 2.9 shall be provided for use at the annual meeting.

     A majority of the directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section 2.9. If a majority of the directors determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this
Section 2.9 in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days, from the date such deficiency notice is given to the stockholder, as a majority of the directors shall reasonably determine. if the deficiency is not cured within such period, or if a majority of the directors reasonably determine that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section 2.9 in any material respect, then a majority of the directors may reject such stockholder's nomination. The Secretary of the Corporation shall notify a stockholder in writing whether his nomination has been made in accordance with the time and informational requirements of this
Section 2.9. Notwithstanding the procedure set forth in this Section 2.9, if the majority of the directors does not make a determination as to the validity of any

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nominations by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was not made in accordance with the terms of this Section 2.9. If the presiding officer determines that a nomination was not made in accordance with the terms of this
Section 2.9, he shall so declare at the annual meeting and the defective nomination shall be disregarded.

     For the purposes of this Section 2.9 and Section 2.10, a person shall be considered the "Beneficial Owner" of any security (whether or not owned of record):

     (a) with respect to which such person or any affiliate or associate (as those terms are defined under Rule 12b-2 of the General Rules and Regulation under the Exchange Act) of such person directly or indirectly has shares (i) voting power, including the power to vote or to direct the voting of such securities and/or (ii) investment power, including the power to dispose of or to direct the disposition of such security;

     (b) which such person or any affiliate or associate of such person has (i) the right or obligation to acquire (whether such right or obligation is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (ii) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing and whether or not such right is exercisable immediately or only after the passage of time); or

     (c) which is Beneficially Owned with the meaning of (a) or (b) of this paragraph by any other person with which such first-mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding (whether or not in writing), with respect to (x) acquiring, holding, voting or disposing or such security or any security convertible into or exchangeable or exercisable for such security, or (y) acquiring, holding or disposing of all or substantially all of the assets or businesses of the Corporation or a subsidiary of the Corporation.


       Section 2.10. New Business. At the annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, the majority of the Board of Directors or (b) by any stockholder of the Corporation who complies with the notice procedures set forth in this
Section 2,10. For the proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than ninety (90) days in advance of the anniversary date of the immediately preceding annual meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholder who is the record or Beneficial Owner of any equity security of the Corporation known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation's equity securities which are Beneficially Owned and owned of record by the stockholder giving the notice and by any other record or Beneficial Owners of the Corporation's equity securities known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial or other interest of the stockholder in such proposal.

     A majority of the directors may reject any stockholder proposal not timely made in accordance with the terms of this Section 2.10. If a majority of the directors determine that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 2.10 in any material respect, the Secretary of the Corporation shall promptly notify such stockholder
of the deficiency in the notice.   The stockholder shall have an opportunity to
cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the stockholder, as the majority of the directors shall reasonably

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determine. If the deficiency is not cured within such period, or if the majority of the directors determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 2.10 in any material respect, then a majority of directors may reject such stockholder's proposal. The Secretary of the Corporation shall notify a stockholder in writing whether his or her proposal has been made in accordance with the time and information requirements of this
Section 2.10. Notwithstanding the procedures set forth in this paragraph, if a majority of the directors does not make a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Section 2.10. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 2.10, he or she shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

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